UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 17, 2016

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2016, the Board of Directors (the “Board”) of SolarEdge Technologies, Inc. (the “Company”) approved a change in the Company’s fiscal year end from June 30 to December 31 of each year.  The fiscal year change is effective beginning with the Company’s 2017 fiscal year, which will now begin on January 1, 2017 and end on December 31, 2017. As a result of the change, the Company will have a six-month fiscal transition period beginning July 1, 2016 and ending December 31, 2016.  The results of the transition period are expected to be reported in a Transition Report on Form 10-K to be filed with the Securities and Exchange Commission within 60 days of December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: August 19, 2016	By:	/s/ Ronen Faier
Name: Ronen Faier
Title: Chief Financial Officer